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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion and the incorporation by reference in this Registration Statement on Form S-4 of (1) our report dated March 1, 1996, on our audits of the consolidated financial statements of GSE Systems, Inc. and Subsidiaries as of December 31, 1994 and 1995 and for the period April 14, 1994 (date of inception) to December 31, 1994 and for the year ended December 31, 1995, (2) our report dated March 31, 1995 on our audits of the consolidated financial statements of Simulation, Systems & Services Technologies Company and its immediate parent company, MSHI, Inc. (formerly a wholly-owned subsidiary of ManTech International Corporation) for the four month period ended December 31, 1993, and for the period January 1, 1994 through April 13, 1994, and on our audit of the financial statements of Simulation, Systems & Services Technologies Company (formerly a wholly-owned subsidiary of Bicoastal Corporation) for the eight month period ended August 31, 1993, (3) our report dated March 31, 1995 on our audits of the financial statements of GP International Engineering & Simulation, Inc., formerly a wholly-owned subsidiary of GPS Technologies, Inc. (now known as SGLG, Inc.), for the year ended December 31, 1993 and for the period January 1, 1994 through April 13, 1994, and (4) our report dated April 21, 1995 on our audits of the financial statements of EuroSim AB, formerly a wholly-owned subsidiary of Vattenfall Engineering AB, for the year ended December 31, 1993 and for the period from January 1, 1994 through April 13, 1994. We also consent to the reference to our firm under the caption "Experts".

                                          /s/ COOPERS & LYBRAND L.L.P.

                                          Coopers & Lybrand L.L.P.

Washington, D.C.
November 26, 1996